Exhibit 5.1

September 29, 2023

Board of Directors

NuZee, Inc.

1350 East Arapaho Road, Suite 230

Richardson Tx 75081

Ladies and Gentlemen:

We have acted as counsel to NuZee, Inc., a Nevada corporation (the “Company”), in connection with the Company’s filing of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offer and sale from time to time of up to $100,000,000 of an indeterminate number of the following securities: (i) shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), (ii) the Company’s debt securities that may be convertible into Common Stock (the “Debt Securities”), (iii) warrants to purchase the Company’s equity and/or debt securities (the “Warrants”), (iv) units composed of shares of Common Stock, Debt Securities and/or Warrants in any combination (the “Units”), and (v) rights to purchase any of the securities described above in any combination (the “Rights”).

The Common Stock, Debt Securities, Warrants, Units and Rights are sometimes referred to collectively herein as the “Securities.” As set forth in the Registration Statement, any amendment thereto, the base prospectus contained therein (the “Base Prospectus”), and one or more supplements to the Base Prospectus filed pursuant to Rule 415 promulgated under the Securities Act, the Securities may be offered in an unspecified number at indeterminate prices from time to time by the Company under the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion is based as to matters of law solely on the applicable provisions of the following, as currently in effect: as to the opinions set forth in paragraphs 1 and 2 below, Chapter 78 of the Nevada Revised Statutes, as amended (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level); and as to the opinions set forth in paragraphs 3, 4, 5 and 6, the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level). We express no opinion herein as to any other statutes, rules or regulations (and in particular, we express no opinion as to any effect that such other statutes, rules or regulations may have on the opinions expressed herein).

For purposes of the opinions expressed below, without limiting any other exceptions or qualifications set forth herein, we have assumed that (i) after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued shares of Common Stock, together with the total number of shares of Common Stock reserved for issuance upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock under the Company’s Articles of Incorporation, as currently amended, as may be further amended and then in effect (the “Articles”), (ii) at the time of the offer, issuance and sale of any Securities, the Registration Statement (including all necessary post-effective amendments thereto) has been declared effective by the U.S. Securities and Exchange Commission and no stop order suspending its effectiveness will have been issued and remain in effect (the “Commission”), (iii) the issuance, sale, amount and terms, including the consideration to be received, of any Securities to be offered from time to time will have been duly authorized and established by proper action of the board of directors of the Company or a duly authorized committee of such board (“Board Action”), consistent with the procedures and terms described in the Registration Statement and in accordance with the Articles, the third amended and restated Bylaws of the Company and applicable Nevada law, each as then in effect, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities, and (iv) the Company will remain a Nevada corporation.

To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the indenture for any Debt Securities, under the warrant agreement for any Warrants, under the unit agreement for any Units and under the subscription rights agreement for any Rights, namely, the trustee, the warrant agent, the unit agent or the subscription agent, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such indenture, warrant agreement, unit agreement or subscription rights agreement, as applicable; that such indenture, warrant agreement, unit agreement or subscription rights agreement, as applicable, has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such indenture, warrant agreement, unit agreement or subscription rights agreement, as applicable, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such indenture, warrant agreement, unit agreement or subscription rights agreement, as applicable.

For purposes of the opinions expressed below, we refer to the following as the “Future Authorization and Issuance” of Securities:

●	with respect to any of the Securities, (a) the applicable Board Action, and (b) the issuance of such Securities in accordance with the applicable Board Action upon the receipt by the Company of the consideration (which, in the case of shares of Common Stock, is not less than the par value of such shares) to be paid therefor in accordance with the applicable Board Action;

●	with respect to Debt Securities, (a) the authorization, execution and delivery by the Company and the other parties thereto of the indenture under which such Debt Securities are to be issued, (b) the establishment of the terms of such Debt Securities, and the execution and delivery of such Debt Securities, in accordance with the applicable indenture under which such Debt Securities are to be issued and applicable law, and (c) the authentication of the Debt Securities by the indenture trustee (the “Trustee”) in accordance with the applicable indenture; and

●	with respect to Warrants and/or Units and/or Rights, (a) the authorization, execution and delivery by the Company and the other parties thereto of any agreement under which such Securities are to be issued, and (b) the establishment of the terms of such Securities, and the execution and delivery of such Securities, in accordance with any applicable agreement under which such Securities are to be issued and applicable law.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1. Upon the Future Authorization and Issuance of shares of Common Stock (including the Shares and any shares of Common Stock that are duly issued upon the exchange or conversion of Debt Securities that are exchangeable for or convertible into shares of Common Stock or upon the exercise of Warrants and, if applicable, receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise), such shares of Common Stock will be validly issued, fully paid and non-assessable.

2. Upon the Future Authorization and Issuance of Debt Securities, such Debt Securities will constitute valid and legally binding obligations of the Company.

3. Upon the Future Authorization and Issuance of Warrants, such Warrants will constitute valid and legally binding obligations of the Company.

4. Upon the Future Authorization and Issuance of Units, and assuming that any underlying Securities not issued by the Company that are components of such Units have been duly and properly authorized for issuance and constitute valid and binding obligations enforceable against the issuer thereof in accordance with their terms, such Units will constitute valid and legally binding obligations of the Company.

5. Upon the Future Authorization and Issuance of Rights, such Rights will constitute valid and legally binding obligations of the Company.

The opinions expressed in paragraphs 2, 3, 4 and 5 above with respect to the valid and binding nature of obligations may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and by the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Securities are considered in a proceeding in equity or at law).

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Baker & Hostetler LLP under the caption “Legal Matters” in the Base Prospectus. In giving such consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ Baker & Hostetler LLP